EXHIBIT 32
WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
          Each of the undersigned, the Chairman and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Annual Report on Form 10-K for the year ended September 29, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: December 13, 2006

/s/ DWIGHT W. DECKER
Dwight W. Decker
Chairman and Chief Executive Officer

/s/ J. SCOTT BLOUIN
J. Scott Blouin
Senior Vice President and Chief Financial Officer